SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 28, 2007

GRILL CONCEPTS, INC.

(Exact name of registrant as specified in Charter)

Delaware	0-23326	13-3319172
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

11661 San Vicente Blvd., Suite 404

Los Angeles, California 90049

(Address of Principal Executive Offices)(Zip Code)

310-820-5559

(Issuer Telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As more fully described in its reports on Form 8-K filed on March 15, 2006 and January 3, 2007 and in Note 5 to the financial statements in its annual report on Form 10-K for the year ended December 31, 2006, Grill Concepts, Inc. (the “Company”) has a revolving credit facility available to it. The Company from time to time has borrowed under the facility. On June 28, 2007, the Company borrowed $3,000,000 under the facility.

The borrowing on June 28, 2007 is to provide funds to pay the purchase price, due June 30, 2007, under the Company’s September 1, 2006 Agreement for Purchase and Sale of Assets relating to the purchase of certain rights and interests of Hotel Restaurant Properties, and affiliates, as more fully described in the Company’s Form 8-K filed on September 5, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GRILL CONCEPTS, INC.

Dated: July 5, 2007

	By:	/s/ Philip Gay
Philip Gay
President and
Chief Executive Officer